EXHIBIT 3.2

BY-LAWS

OF

SCHAWK, INC.*

ARTICLE I

OFFICES

SECTION 1.  REGISTERED OFFICE.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

SECTION 2.  OTHER OFFICES.  The corporation may have such other offices, either within or without the State of Delaware, as the business of the corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

SECTION 1.  ANNUAL MEETING.  The annual meeting of the stockholders shall be held on the first Wednesday in May in each year, beginning with the year 1971, at the hour of 1:00 P.M., for the purposes of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.  Election of directors need not be by written ballot.

SECTION 2.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the President, and shall be called by the President at the request in writing of a majority of the Board of Directors or by the holders of a majority of the outstanding stock of the corporation.  All such requests shall state the purpose of the proposed meeting.

SECTION 3.  PLACE OF MEETING.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all stockholders may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware, except as otherwise provided in Section 5 of this article.

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*Name changed from Filtertek, Inc. to Schawk, Inc. on December 30, 1994.  Name changed from Filtertek de Puerto Rico, Inc. to Filtertek, Inc. on November 16, 1994.

SECTION 4.  NOTICE OF MEETING.  Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, or in the case of a merger or consolidation not less than twenty (20) nor more than forty (40) days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5.  MEETING OF ALL STOCKHOLDERS.  If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days, or in the case of a merger or consolidation not less than twenty (20) days, immediately preceding such meeting.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

SECTION 7.  VOTING LISTS.  The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.  The original share ledger or transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

SECTION 8.  QUORUM.  A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by statute, the articles of incorporation or these by-laws.

SECTION 9.  PROXIES.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

SECTION 10.  VOTING OF SHARES.  Subject to the provisions of Section 12 of this article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

SECTION 11.  VOTING OF SHARES BY CERTAIN HOLDERS.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator.  Shares standing in the name of a trustee may be voted by him either in person or by proxy.

Shares standing in the name of a receiver nay be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 12.  INSPECTORS.  At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13.  INFORMAL ACTION BY STOCKHOLDERS.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1.  GENERAL POWERS.  The business and affairs of the corporation shall be managed by its board of directors.

SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.*  The number of directors of the corporation shall be four.  Each director shall hold office until the next annual meeting of stockholders of until his successor shall have been elected and qualified.  Directors need not be residents of Delaware or stockholders of the corporation.

SECTION 3.  REGULAR MEETINGS.  The first meeting of the newly elected Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the President or shall be called by the President on the written request of any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5.  NOTICE.  Notice of any special meeting shall be given at least ten (10) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to

____________
*See amendments following these By-laws.

the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6.  QUORUM.  A majority of the number of directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7.  MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.  VACANCIES.  Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

SECTION 9.  INFORMAL ACTION BY DIRECTORS.  Unless specifically prohibited by the Certificate of Incorporation or By-Laws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a Committee of Directors thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.  Any such consent signed by all the directors or all the members of the Committee of Directors shall have the same effect as a unanimous vote.  All such writings are to be filed with the minutes of proceedings of the Board or Committee.

SECTION 10.  COMPENSATION.  The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.  By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 11.  PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 12.  COMMITTEES OF DIRECTORS.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the corporation, subject to the restrictions on the authority of any committee imposed by statute.  Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

OFFICERS

SECTION 1.  NUMBER.  The officers of the corporation shall be a President, an Executive Vice-President, a Treasurer, a Secretary, a Controller and such other Vice-Presidents, Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

SECTION 2.  ELECTION AND TERM OF OFFICE.  The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the newly elected Board of Directors held after each annual meeting of stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Vacancies may be filled or new offices filled at any meeting of the Board of Directors.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3.  REMOVAL.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.  PRESIDENT.  The President shall be the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation.  He shall preside at all meetings of the stockholders and of the Board of Directors.  He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.  THE EXECUTIVE VICE-PRESIDENT.  In the absence of the President or in the event of his inability or refusal to act, the Executive Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Executive Vice-President shall also perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7.  THE TREASURER.  If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed every six (6) years) for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall:  (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8.  THE SECRETARY.  The secretary shall:  (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post-office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 9.  OTHER VICE-PRESIDENTS, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

The other Vice-Presidents, if any, in the absence of the President and Executive Vice-President, or in the event of their inability or refusal to act (in the event there are more than one other such Vice Presidents, the Vice-Presidents in the order of their designation) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

The Assistant Treasurers shall respectively, if required by the board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors.  The other Vice-Presidents, Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Executive Vice-President, Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

SECTION 10.  CONTROLLER.  The Controller shall perform the duties and exercise the powers prescribed from time to time by the President or the Board of Directors.

SECTION 11.  SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1.  CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2.  LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  CHECKS, DRAFTS, ETC.  All checks drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER*

SECTION 1.  CERTIFICATES FOR SHARES.  Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors.  Such certificates shall be signed by the president and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of

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*  See amendment to Article VI following these By-laws.

the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2.  TRANSFERS OF SHARES.  Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 3.

(a)
Subject to paragraph (b) of this Section 3, Article 6 of the By-Laws, upon surrender to any transfer agent of Filtertek de Puerto Rico, Inc. (Filtertek P.R.) of a certificate for shares of Filtertek P.R. duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)
Commencing with December 1, 1981, (hereinafter called the “effective time of the restriction”), and continuing thereafter until such time as the limitation on transfer provided for the Pairing Agreement between Filtertek P.R. and Filtertek shall be terminated in the manner therein provided:

(i)
The shares of Class A Common Stock of Filtertek, P.R. shall not be transferable, and shall not be transferred on the books of the corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a like number of common shares of Filtertek, Inc.

(ii)
Any registered holder of a certificate of Filtertek, Inc. which is endorsed by a legend evidencing beneficial ownership of shares of Class A Common Stock of Filtertek P.R. issued prior to the effective time of the restriction may, upon request and presentation of said certificate to one of Filtertek P.R.’s transfer agents, obtain in substitution therefor a certificate or certificates registered in such holder’s name evidencing the same number of shares of Class A Common Stock of Filtertek P.R. and a like number of common shares of Filtertek, Inc.

(iii)
A legend shall be placed on the face and reverse side of each certificate evidencing ownership of shares of common stock of the corporation issued after the effective time of the restriction, referring to the restrictions on transfer set forth in this By-Law.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization, and the words, “Corporate Seal, Delaware.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any regular meeting of the Board of Directors of the corporation, or at any special meeting of the Board of Directors if notice of and alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting, by a majority vote of the directors present at the meeting.

AMENDMENTS TO BY-LAWS

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

FILTERTEK DE PUERTO RICO, INC.

IT IS HEREBY CERTIFIED THAT:

1.	The name of the Corporation (hereinafter called “Corporation”) is FILTERTEK DE PUERTO RICO, INC.

2.	The By-Laws of the Corporation are hereby amended by striking out ARTICLE III, Section 2 hereof, and by substituting in lieu of said Section 2 the following new Section 2.

“SECTION 2.  Number, Tenure and Qualifications.  The number of directors of the Corporation shall be seven.  Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.  Directors need not be residents of Delaware or stockholders of the Corporation.”

3.	The Amendment of the By-Laws herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and Attested to on March 12, 1984.

FILTERTEK DE PUERTO RICO, INC. /s/[name illegible] Executive Vice President
ATTEST: /s/[name illegible] Secretary

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

FILTERTEK DE PUERTO RICO, INC.

IT IS HEREBY CERTIFIED THAT:

1.	The name of the Corporation (hereinafter called “Corporation”) is FILTERTEK DE PUERTO RICO, INC.

2.	The By-Laws of the Corporation are hereby amended by striking out ARTICLE III, Section 2 hereof, and by substituting in lieu of said Section 2 the following new Section 2.

“SECTION 2.  Number, Tenure and Qualifications.  The number of directors of the Corporation shall be nine.  Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.  Directors need not be residents of Delaware or stockholders of the Corporation.”

3.	The Amendment of the By-Laws herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and Attested to as of November 12, 1992.

FILTERTEK DE PUERTO RICO, INC. /s/ John T. McEnroe John T. McEnroe Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

FILTERTEK DE PUERTO RICO, INC.

IT IS HEREBY CERTIFIED THAT:

1.           The name of the Corporation (hereinafter called the “Corporation”) is Filtertek de Puerto Rico, Inc.

2.           The By-laws of the Corporation are hereby amended to show that the name of the Corporation has been changed to Filtertek, Inc. as of November 16, 1994.

Signed and attested to as of November 16, 1994.

FILTERTEK DE PUERTO RICO, INC. By: /s/ John T. McEnroe John T. McEnroe, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

FILTERTEK, INC.

IT IS HEREBY CERTIFIED THAT:

1.           The name of the Corporation (hereinafter called the “Corporation”) is Filtertek, Inc.

2.           The By-laws of the Corporation are hereby amended to show that the name of the Corporation has been changed to Schawk, Inc. as of December 30, 1994.

Signed and attested to as of December 30, 1994.

FILTERTEK, INC. By: /s/ John T. McEnroe John T. McEnroe, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

SCHAWK, INC.

IT IS HEREBY CERTIFIED THAT:

1.           The By-laws of the Corporation are hereby amended by striking out ARTICLE III, SECTION 2, hereof and by substituting in lieu of said SECTION 2 the following new SECTION 2.

“SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.  The number of directors shall be ten (10).  Each director shall hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.  Directors need not be residents of Delaware or stockholders of the Corporation.”

Signed and attested to as of January 16, 1995.

SCHAWK, INC. By: /s/ John T. McEnroe John T. McEnroe, Assistant Secretary

CERTIFICATE OF AMENDMENT

TO THE BY-LAWS OF

SCHAWK, INC.

IT IS HEREBY CERTIFIED THAT:

Pursuant to the authority of the Board of Directors of Schawk, Inc. (the “Company”), the By-laws of the Company, as amended, have been further amended by striking out Article VI of the By-laws in its entirety and by substituting in lieu thereof the following new Article VI.

ARTICLE VI

SHARES OF STOCK AND THEIR TRANSFER

SECTION 1.   SHARES OF STOCK.  The shares of capital stock of the corporation may be certificated or uncertificated as determined by the Board of Directors.  Any certificates representing shares of capital stock shall be in such form as may be determined by the Board of Directors.  Such certificates shall be signed (manually or by facsimile) by the President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation.  The name of the person to whom shares are issued, and the number of shares and date of issue, shall be entered on the books of the corporation.

SECTION 2.   TRANSFERS OF SHARES.  Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-laws.  Transfers of stock shall be made on the books of the corporation and (i) in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer (and, if requested, accompanied by evidence of succession, assignment or authority to transfer) and payment of all necessary transfer taxes or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing (and, if requested, accompanied by evidence of succession, assignment or authority to transfer) and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

With respect to certificated shares of stock, certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued or evidence of the issuance of uncertificated shares shall be made until the former certificate for the like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a certificate may be issued or evidence of the issuance of uncertificated shares may be made upon such terms and indemnity to the corporation and/or the transfer agent as deemed necessary or appropriate by the corporation.

Signed as of December 12, 2007.

SCHAWK, INC. /s/ John T. McEnroe John T. McEnroe, Assistant Secretary